PROXY VOTING RESULTS

A special meeting of the fund's shareholders was held on January 19, 2000. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1

To elect the nominees specified below as Trustees:*

                          # OF % OF
                     VOTES CAST VOTES CAST
RALPH F. COX
Affirmative    814,338,552.11   96.934

Withheld       25,758,515.57    3.066

TOTAL          840,097,067.68   100.000

PHYLLIS BURKE DAVIS
Affirmative    813,431,700.66   96.826

Withheld       26,665,367.02    3.174

TOTAL          840,097,067.68   100.000

ROBERT M. GATES
Affirmative    813,596,737.90   96.846

Withheld       26,500,329.78    3.154

TOTAL          840,097,067.68   100.000

EDWARD C. JOHNSON 3D
Affirmative    813,835,876.78   96.874

Withheld       26,261,190.90    3.126

TOTAL          840,097,067.68   100.000

DONALD J. KIRK
Affirmative    814,093,254.28   96.905

Withheld       26,003,813.40    3.095

TOTAL          840,097,067.68   100.000

NED C. LAUTENBACH
Affirmative    814,540,357.90   96.958

Withheld       25,556,709.78    3.042

TOTAL          840,097,067.68   100.000

                          # OF % OF
                     VOTES CAST VOTES CAST
PETER S. LYNCH
Affirmative    813,923,515.86   96.884

Withheld       26,173,551.82    3.116

TOTAL          840,097,067.68   100.000

WILLIAM O. MCCOY
Affirmative    814,199,679.06   96.917

Withheld       25,897,388.62    3.083

TOTAL          840,097,067.68   100.000

GERALD C. MCDONOUGH
Affirmative    813,046,169.46   96.780

Withheld       27,050,898.22    3.220

TOTAL          840,097,067.68   100.00

MARVIN L. MANN
Affirmative    814,171,034.14   96.914

Withheld       25,926,033.54    3.086

TOTAL          840,097,067.68   100.000

ROBERT C. POZEN
Affirmative    813,531,175.55   96.838

Withheld       26,565,892.13    3.162

TOTAL          840,097,067.68   100.000

THOMAS R. WILLIAMS
Affirmative    812,970,905.77   96.771

Withheld       27,126,161.91    3.229

TOTAL          840,097,067.68   100.000

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.

PROPOSAL 2

To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the fund.

                           # OF % OF
                     VOTES CAST VOTES CAST
Affirmative    651,696,708.48   96.011

Against        6,061,759.81     0.893

Abstain        21,015,938.32    3.096

TOTAL          678,774,406.61   100.000

PROPOSAL 3

To authorize the Trustees to adopt an amended and restated Declaration of Trust.*

                               # OF % OF
                         VOTES CAST VOTES CAST
Affirmative         730,889,811.70   88.758

Against             44,830,500.57    5.445

Abstain             47,739,235.29    5.797

TOTAL               823,459,547.56   100.000

Broker Non-Votes    16,637,520.12

PROPOSAL 4

To modify the fund's fundamental investment objective and eliminate certain fundamental investment policies.

                               # OF % OF
                          VOTES CAST VOTES CAST
Affirmative         573,290,320.81   86.510

Against             50,502,098.96    7.621

Abstain             38,890,724.79    5.869

TOTAL               662,683,144.56   100.000

Broker Non-Votes    16,091,262.05

*DENOTES TRUST-WIDE PROPOSALS AND VOTING RESULTS.

PROPOSAL 5

To eliminate the fundamental 80% investment policy and adopt a comparable non-fundamental policy.

                               # OF % OF
                         VOTES CAST VOTES CAST
Affirmative         566,731,866.51   85.521

Against             58,352,648.09    8.805

Abstain             37,598,629.96    5.674

TOTAL               662,683,144.56   100.000

Broker Non-Votes    16,091,262.05

PROPOSAL 6

To amend the fund's fundamental investment limitation concerning diversification.

                               # OF % OF
                         VOTES CAST VOTES CAST
Affirmative         569,244,042.53   85.900

Against             55,838,200.62    8.426

Abstain             37,600,901.41    5.674

TOTAL               662,683,144.56   100.000

Broker Non-Votes    16,091,262.05